Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

NuShares ETF Trust:

We consent to the use of our report dated February 28, 2017, with respect to the financial statements of NuShares Short-Term REIT ETF, a series of NuShares ETF Trust (the “Fund”), as of December 31, 2016, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

April 27, 2017